Exhibit 10.1

CONSENT AND SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) entered into as of this 30th day of September, 2016 is by and among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), and MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “Borrowers”), THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), and the lenders party thereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Lenders, and Borrowers and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada”), are party to that certain Loan and Security Agreement dated as of July 20, 2016, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 4, 2016 (as amended hereby and as the same may be from time to time further amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, in accordance with the terms of that certain Share Purchase Agreement dated as of September 30, 2016 (the “Purchase Agreement”) among Manitex International, LiftKing US, LIFTKING ACQUISITION ULC, an Alberta unlimited liability company (“Buyer”) and MI Jack Products, Inc., an Illinois corporation, LiftKing US is selling all of the outstanding equity interests in LiftKing Canada (the “Sale Transaction”); and

WHEREAS, Administrative Agent, Lenders and Borrowers desire to enter into this Amendment to, among other items, (i) consent to the sale of Manitex LiftKing, ULC in accordance with the terms of the Purchase Agreement, (ii) remove Manitex LiftKing, ULC as a Borrower under the Loan Documents, and (iii) otherwise amend the Agreement in accordance with the terms herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Section 3 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, and the covenants set forth in Section 5 hereof:

(a) Notwithstanding the terms of Section 13.4 (Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business) of the Agreement, Administrative Agent and the Lenders hereby consent to the sale of Manitex LiftKing, ULC in accordance with the terms of the Purchase Agreement, subject to the receipt and application of substantially all proceeds from the Sale Transaction to all outstanding Obligations immediately following the receipt of such sale proceeds. Administrative Agent and the Lenders hereby consent to the use of $1,000,000 of proceeds from the Sale Transaction to be used to pay the Seaport Global Securities LLC advisor fee.

(b) Notwithstanding the terms of Section 13.4 (Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business) of the Agreement, Administrative Agent and the Lenders hereby consent to (i) Borrowers’ proposed plan of dissolution of LiftKing US upon consummation of the Sale Transaction and (ii) upon evidence of dissolution, LiftKing US will be removed as a Borrower under the Agreement and the other Loan Documents.

(c) The foregoing consents are expressly limited to the transactions described above in this Section 2 and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in this Section 2. Administrative Agent and the Lenders have granted the consents set forth in this Section 2 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consents shall not constitute a course of dealing or impair Administrative Agent’s or any Lender’s right to withhold any similar consent in the future.

(d) Upon the effectiveness of this Amendment and satisfaction of all conditions herein, (i) all liens on and security interests in the assets of LiftKing Canada shall be immediately released, (ii) any security interest or pledge of any equity in LiftKing Canada shall be immediately released, and (iii) Borrowers or their designee shall be authorized to file the Personal Property Security Act discharges attached hereto as Annex II with respect to LiftKing Canada.

3. Amendment of the Agreement.

(a) Effective as of the date hereof, Manitex LiftKing, ULC is hereby removed as a Borrower under the Agreement and the other Loan Documents. Any and all references in the Agreement and the other Loan Documents to “Manitex LiftKing, ULC”, “Canadian Borrower”, “Canadian Letter of Credit Obligations”, “Canadian LIBOR Loans”, “Canadian Loan Party”, “Canadian Loans”, “Canadian Obligations”, “Canadian Revolving Loan Availability”, “Canadian Revolving Loan Sublimit” and “Canadian Revolving Loans” shall be deemed deleted in their entirety and the Agreement and the other Loan Documents are hereby amended to account for such deletions, it being understood and agreed that no additional Canadian Revolving Loans are available for borrowing as of the date hereof.

(b) The definitions of “Maximum Aggregate Loan Amount”, “Total Revolving Loan Commitment” and “US Revolving Loan Availability” appearing in Section 1.1 of the Agreement are hereby amended and restated to read in their entirety as follows:

Maximum Aggregate Loan Amount shall mean Thirty-Five Million and No/100 Dollars ($35,000,000.00).

Total Revolving Loan Commitment shall mean an amount equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00).

US Revolving Loan Availability shall mean with respect to Borrowers an amount up to the lesser of the sum of the following sublimits: (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of US Borrowers’ Eligible US Accounts (it being understood and agreed that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Administrative Agent in good faith based on the results of the most recent twelve (12) month period for which Administrative Agent has conducted a field audit of Borrowers) exceeds five percent (5%)), plus (ii) up to fifty percent (50%) of the lower of cost or market value of US Borrowers’ Eligible US Inventory and Eligible Chassis Inventory up to a maximum aggregate amount of Twenty Million Dollars ($20,000,000), plus (iii) up to eighty percent (80%) of the lower of cost or market value of US Borrowers’ Used Equipment Purchased for Resale or Rent up to a maximum aggregate amount of Two Million Dollars ($2,000,000), plus (iv) lesser of (x) eighty-five percent (85%) of Eligible Bill and Hold Receivables of the US Borrowers and (y) $10,000,000 minus the aggregate amount of Eligible Bill and Hold Receivables of the Canadian Borrower, minus (z) such reserves as Administrative Agent elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations and Hedging Obligations.

(c) Section 13.10 of the Agreement is hereby amended and restated to read in its entirety as follows:

“13.10 Settling of Accounts. No Borrower shall settle or adjust any Account identified by a Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate except in a manner consistent with its prior practices and reasonable business judgment, provided, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Administrative Agent.

(d) Annex I to the Agreement is hereby replaced with Annex I hereto.

4. Delivery of Documents. The following documents and other items shall be delivered concurrently with this Amendment:

(i) this Amendment;

(ii) Officer’s Certificate certifying to a true and correct copy of the Purchase Agreement;

(iii) a Substitute Revolving Note in favor of Lender;

(iv) Amendment to Fee Letter; and

(v) such other documents and certificates as Administrative Agent shall reasonably request.

5. Representations, Covenants and Warranties; No Default. Borrowers hereby represent and warrant to Administrative Agent as of the date hereof as follows:

(a) The execution and delivery of this Amendment and the performance by Borrowers of their obligations hereunder are within Borrowers’ powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the organizational documents of Borrowers;

(b) The Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by Administrative Agent against Borrowers, and Borrowers expressly reaffirm and confirm each of their obligations under the Agreement (as amended by this Amendment) and each of the other Loan Documents. Borrowers further expressly acknowledge and agree that Administrative Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Borrowers agree that they shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Administrative Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

(c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment;

(d) The execution, delivery and performance of this Amendment by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrowers and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrowers pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which any Borrower or any of its real or personal property may be bound; and

(e) The representations, covenants and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by Borrowers, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

6. Fees and Expenses. The Borrowers agree to pay on demand all costs and expenses of or incurred by Administrative Agent, including, but not limited to, legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

7. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other electronic signature to this Amendment shall be deemed an original signature hereunder.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Consent and Second Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent and Second Amendment to Loan and Security Agreement as of the date first above written.

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois

corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

	By:	/s/ David J. Langevin
	Name:	David J. Langevin
	Title:	CEO, President or Secretary, as applicable

(Signature Page to Consent and Second Amendment to Loan and Security Agreement)

ADMINISTRATIVE AGENT:	THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender

	By:	/s/ Todd Bernier
Todd Bernier, Managing Director

ANNEX I – COMMITMENTS

Lender	US Revolving Loan Commitment
The PrivateBank and Trust Company	$35,000,000
Total	$35,000,000

ANNEX II – PPSA DISCHARGES

(SEE ATTACHED)